Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Post-Effective Amendment No. 5 to Form S-11 on Form S-3 of Registration Statement No. 333-190588 and Registration Statement No. 333-212877 on Form S-8 of our report dated March 27, 2018, relating to the consolidated financial statements and financial statement schedule of Phillips Edison Grocery Center REIT II, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Phillips Edison Grocery Center REIT II, Inc. for the year ended December 31, 2017.

/s/ Deloitte & Touche LLP
Cincinnati, Ohio
March 27, 2018